Exhibit 99.1

EXECUTIVE EMPLOYMENT AGREEMENT

This Executive Employment Agreement (this “Agreement”) is entered into as of January 1, 2006, by and between Landec Corporation (the “Company”) and Gary T. Steele (the “Executive”).

WHEREAS, on April 5, 2003, Executive and the Company entered into an employment agreement (the “Original Employment Agreement”); and

WHEREAS, Executive and the Company wish to replace the Original Employment Agreement (which expires on December 31, 2005) with this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, it is hereby agreed by and between the parties hereto as follows:

1. POSITION AND DUTIES

(a) Position

Executive will continue in his present positions of President, Chief Executive Officer (“CEO”) and Chairman of the Board (“COB”) of the Company during the term of his employment under this Agreement and for the period of time specified in this Agreement. The prior sentence notwithstanding, the Board of Directors (the “Board”) may designate another Director as the COB, at the Board’s sole discretion, without violating this Agreement. As President, CEO and COB, Executive reports to the Board and will assist the Board in developing and implementing the Company’s ongoing business strategy and objectives. Executive shall have such duties, authority and responsibilities that are commensurate with his being the Company’s most senior executive officer, including, but not limited to, being responsible for the general management and operation of the Company, and such additional powers and duties as are prescribed from time to time by the Board.

(b) Obligations

During the term of his employment, Executive will devote Executive’s full business efforts and time to the Company. For the duration of his employment, Executive agrees not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board; provided, however, that Executive may, without the approval of the Board, serve in any capacity with any civic, educational or charitable organization, provided such services do not interfere with Executive’s obligations to the Company.

2. TERM OF EMPLOYMENT

This Agreement covers the Executive’s employment with the Company from January 1, 2006 through December 31, 2008, at which point it will expire unless renewed or extended by the written consent of both parties.

3. LOCATION

Executive will be based at the Company’s executive offices in Menlo Park, California or elsewhere as may be designated from time to time by the Company. The Executive will be expected to travel to the Company’s offices at other locations as needed for the performance of his duties and responsibilities.

4. COMPENSATION, BENEFITS AND PERQUISITES

(a) Salary

In consideration of services to be rendered, Executive will be paid an annual base salary of $375,000 per year (such annual salary, as is then in effect, the “Base Salary”), to be earned and paid in equal semi-monthly installments, less any deductions required by law, pursuant to the procedures regularly established by the Company. Executive’s Base Salary will be subject to review by the Compensation Committee of the Board (the “Committee”) not less than annually, and adjustments can be made in the discretion of the Committee.

(b) Annual Incentive Compensation

Executive will continue to participate in the Company’s annual cash bonus plan as it may be modified from time to time (the “Incentive Plan”). Under the terms of the current Incentive Plan for fiscal year 2006, Executive’s annual bonus (which may not exceed 100% of Executive’s Base Salary at the beginning of the fiscal year) is based upon the attainment of pre-determined goals mutually established by the Company and Executive. Actual bonus(es) payable will be determined and paid pursuant to the terms of the Incentive Plan. The Company reserves the right to modify, amend or discontinue the Incentive Plan at any time.

(c) Long Term Incentive Compensation

Executive shall be eligible for grants of equity interests in the Company (“Compensatory Equity”) at times and in such amounts as determined by the Committee. All future grants of Compensatory Equity (and the issuance of any underlying shares) to Executive shall be: (i) issued pursuant to the 2005 Stock Incentive Plan (or any applicable stockholder-approved successor plan) (the “Plan”) and (ii) issued pursuant to an effective registration statement filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. Executive may elect to establish a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 for any of his shares of common stock of the Company, provided, however, that such trading plan must comply with all of the requirements for the safe harbor under Rule 10b5-1 and must be approved in accordance with any Rule 10b5-1 Trading Plan Policy of the Company then in effect.

(d) Benefits

Executive will participate in the Company’s standard medical, life, accident, disability and retirement plans provided to its eligible employees on no less favorable terms than for other Company executives, subject in each case to the generally applicable terms and conditions of the plan or arrangement in question and to the determinations of any person or committee administering such plan or arrangement. In addition, so long as Executive is an employee of the Company, the Company will pay the annual premium on the additional disability plan in which Executive currently participates.

(e) Vacation

Executive shall accrue Company paid vacation in accordance with the Company’s policies and procedures, as may be amended from time to time and which currently provide for five weeks vacation per year.

(f) Expenses

The Company will reimburse Executive for travel, lodging, entertainment and other reasonable business expenses incurred by him in the performance of his duties in accordance with the Company’s general policies, as may be amended from time to time.

5. TERMINATION OF EMPLOYMENT

(a) By Death or Disability

Executive’s employment will terminate automatically upon the death of Executive or when Executive begins to receive benefits under the Company’s Long Term Disability Plan. In such cases, the Company will pay Executive (in the case of long term disability) or his estate or a person who acquired the right to receive such payments by bequest or inheritance (in the case of death):

(i) any earned, but unpaid, Base Salary to which Executive is entitled through the date of termination; and

(ii) Executive’s annual incentive award, if any, to which he is entitled under the Incentive Plan (disregarding any requirement that he be employed through the end of the determination period or on the date the payment is made), pro rated through the date of termination.

Upon payment of such amounts, the Company’s obligations under this Agreement will then cease.

(b) By Company for Cause

The Company may terminate, without liability, Executive’s employment for Cause (as defined below) at any time and without notice. The Company will pay Executive any earned, but unpaid, Base Salary to which he is entitled through the date of termination and thereafter the Company’s obligations under this Agreement will then cease. Executive will not be entitled to any annual incentive award under the Incentive Plan for the year in which termination occurs.

Termination shall be for “Cause” if Executive:

(i) willfully breaches significant and material duties he is required to perform;

(ii) commits a material act of fraud, dishonesty, misrepresentation or other act of moral turpitude;

(iii) is convicted of a felony or another crime which is materially injurious to the reputation of the Company;

(iv) exhibits gross negligence in the course of his employment;

(v) is ordered removed by a regulatory or other governmental agency pursuant to applicable law; or

(vi) fails to obey a lawful direction from the Board.

(c) By Company Without Cause

The Company may terminate Executive’s employment and this Agreement, at any time, for any reason, without Cause.

If Executive’s employment is terminated by the Company without Cause and not in connection with a “Change of Control” as described in Section 6(a) below, the Company will (1) pay Executive (in a single lump-sum payment) an amount equal to any earned, but unpaid, Base Salary to which he is entitled through the date of termination, (2) pay Executive an amount equal to 100% of the Base Salary over the 12-month period immediately following the date of termination (such amount to be paid in equal installments on the Company’s regularly scheduled payroll dates), (3) if Executive elects to continue his health coverage either pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or through an individual policy with any insurance carrier (not including health coverage obtained in connection with any new employment) following the termination of his employment (it being understood that, if Executive elects health coverage under COBRA such coverage may only continue for the maximum period permitted under COBRA or any applicable state law and thereafter health coverage must be received through an individual policy with an insurance carrier), pay Executive’s monthly premium for such coverage directly to the applicable insurance carrier (including any premium for coverage of Executive’s spouse) until the earliest of the date Executive attains age 65, or the date when Executive commences receiving substantially equivalent health insurance coverage in connection with new employment, and (4) continue to provide secretarial support to Executive for the six-month period beginning on the date of termination. In addition, such number of shares subject to any unvested stock options and such number of shares of restricted stock, restricted stock units or other awards made under the Plan as would have vested over the one-year period beginning on the date of termination shall vest as of the date of termination. Executive will receive the annual incentive award, if any, to which he is entitled under the Incentive Plan (disregarding any requirement that he be employed through the end of the determination period or on the date the payment is made), pro rated through the date of termination. After payment of the termination benefits described in this Section 5(c), the Company’s obligations under this Agreement will cease.

(d) Voluntary Termination

Executive may terminate his employment at any time by giving the Company three (3) months’ advance written notice of such termination. In this event, the Company will pay any earned, but unpaid, Base Salary to which Executive is entitled through the date of termination, and the Company’s obligations under this Agreement will then cease. The Executive will not be entitled to any annual incentive award under the Incentive Plan for the year in which he terminates his employment.

(e) Termination for “Good Reason”

Executive may also terminate his employment for “Good Reason” within 30 days of the occurrence of any one of the following events:

(i) any assignment to the Executive of duties other than those contemplated by this Agreement or typically assumed by a President and CEO or which represent a material reduction in the scope and authority of Executive’s position, except that the designation of another Director as Chairman of the Board shall not constitute “Good Reason”;

(ii) a Company required relocation of Executive’s principal place of work which is not agreed to by Executive and which requires an increase in Executive’s normal commute of more than 35 miles, unless such relocation results from the relocation of the Company’s executive offices; or,

(iii) any reduction in salary below $375,000 per year which is not agreed to by Executive.

If Executive terminates employment for “Good Reason” and not in connection with a “Change of Control” as described in Section 6(b) below, Company will (1) pay Executive any earned, but unpaid, Base Salary to which he is entitled through the date of termination, (2) pay Executive (in a single lump-sum payment on the Company’s first payroll date that occurs at least 6 months after Executive’s termination date) an amount equal to 50% of the Base Salary at the then current rate (or, if higher, the rate prior to a reduction referred to in clause (iii) above (such amount referred to herein as the “Good Reason Base Salary”)), (3) pay Executive an amount equal to 50% of the Good Reason Base Salary over the 6-month period immediately following the date the payment is made pursuant to (2) above (such amount to be paid in equal installments on the Company’s regularly scheduled payroll dates), (4) if Executive elects to continue his health coverage either pursuant to COBRA or through an individual policy with any insurance carrier (not including health coverage obtained in connection with any new employment) following the termination of his employment (it being understood that, if Executive elects health coverage under COBRA such coverage may only continue for the maximum period permitted under COBRA or any applicable state law and thereafter health coverage must be received through an individual policy with an insurance carrier), pay Executive’s monthly premium for such coverage directly to the applicable insurance carrier (including any premium for coverage of Executive’s spouse) until the earliest of the date Executive attains age 65, or the date when Executive commences receiving substantially equivalent health insurance coverage in connection with new employment, and (5) continue to provide secretarial support to Executive for the six-month period beginning on the date of termination. In addition, such number of shares subject to any unvested stock options and such number of shares of restricted stock, restricted stock units or other awards made under the Plan as would have vested over the one-year period beginning on the date of termination shall vest as of the date of termination. Executive will receive the annual incentive award, if any, to which he is entitled under the Incentive Plan (disregarding any requirement that he be employed through the end of the determination period or on the date the payment is made), pro rated through the date of termination, on the later of the date such payment is made pursuant to the Incentive Plan or the Company’s first payroll date that occurs at least 6 months after Executive’s termination date. After payment of the termination benefits described in this Section 5(e), the Company’s obligations under this Agreement shall cease.

(f) Termination Obligations

Executive acknowledges and agrees that all personal property and equipment furnished to or prepared by Executive in the course of or incident to his employment belong to the Company and shall be promptly returned to the Company upon termination of employment; provided that if Executive’s employment is terminated pursuant to Section 5(c), 5(e) or 6, Executive will be allowed to retain his Company laptop computer after the Company removes any and all confidential and proprietary information belonging to the Company. Executive further acknowledges and agrees that all confidential materials and documents, whether written or contained in computer files, diskettes or any other media, remain the property of the Company and shall be promptly returned to the Company upon termination of employment.

6. CHANGE OF CONTROL

A “Change of Control” is defined as the occurrence of one or more of the following events:

(i) a report on Schedule 13D is filed with the Securities and Exchange Commission pursuant to Section 13(d) of the Securities Exchange Act of 1934 disclosing that any person other than the Company, a subsidiary of the Company, or any employee benefits plan sponsored by the Company, is the beneficial owner of 50% or more of the combined voting power of the then-outstanding securities of the Company;

(ii) any person purchases securities pursuant to a tender or exchange offer, which, upon the consummation thereof, results in beneficial ownership of 50% or more of the voting power of the then-outstanding securities of the Company;

(iii) the stockholders of the Company approve a consolidation or merger of the Company in which the Company is not the surviving corporation, or the Company’s shares are converted to cash, securities or other property, or all or substantially all of the assets of the Company are sold, leased, exchanged or transferred; or,

(iv) a majority of the members of the Company’s Board of Directors change within a 24 month period unless the election or nomination for election of such Directors shall have been approved by a majority of the Directors still in office who were also Directors at the beginning of the 24 month period.

(a) By Company Without Cause

If, within a period of two (2) years subsequent to a Change of Control, Executive is terminated by the Company without Cause, the Company will (1) pay to Executive (in a single lump-sum payment) an amount equal to any earned, but unpaid, Base Salary to which he is entitled through the date of termination, (2) pay Executive an amount equal to 150% of the Base Salary over the 18-month period immediately following the date of termination (such amount to be paid in equal installments on the Company’s regularly scheduled payroll dates), (3) if Executive elects to continue his health coverage either pursuant to COBRA or through an individual policy with any insurance carrier (not including health coverage obtained in connection with any new employment) following the termination of his employment (it being understood that, if Executive elects health coverage under COBRA such coverage may only continue for the maximum period permitted under COBRA or any applicable state law and thereafter health coverage must be received through an individual policy with an insurance carrier), pay Executive’s monthly premium for such coverage directly to the applicable insurance carrier (including any premium for coverage of Executive’s spouse) until the earliest of the date Executive attains age 65, or the date when Executive commences receiving substantially equivalent health insurance coverage in connection with new employment, and (4) continue to provide secretarial support to Executive for the six-month period beginning on the date of termination. Executive will receive the annual incentive award, if any, to which he is entitled under the Incentive Plan (disregarding any requirement that he be employed through the end of the determination period or on the date the payment is made), pro rated through the date of termination. After payment of the termination benefits described in this Section 6(a), the Company’s obligations under this Agreement shall cease.

(b) Termination for “Good Reason”

If, within a period of two (2) years subsequent to a Change of Control, Executive terminates employment for “Good Reason”, the Company shall retain Executive as a consultant to be available to render consulting services for two years following the date of termination (“Consulting Period”), for up to ten (10) hours each month. Subject to Executive’s making himself available to render consulting services during the Consulting Period and, regardless of whether or not Executive is actually called upon to render any services during such period, the Company will (1) pay Executive (in a single lump-sum payment on the Company’s first payroll date that occurs at least 6 months after Executive’s termination date) an amount equal to 50% of the Good Reason Base Salary, (2) pay Executive an amount equal to 50% of the Good Reason Base Salary over the 6-month period immediately following the date the payment is made pursuant to (1) above (such amount to be paid in equal installments on the Company’s regularly scheduled payroll dates), and (3) pay Executive an amount equal to 50% of the Good Reason Base Salary over the 12-month period immediately following the date the last payment is made pursuant to (2) above (such amount to be paid in equal installments on the Company’s regularly scheduled payroll dates). Any out-of-pocket expenses necessary for Executive’s consulting activities for the Company will be reimbursed against receipts and vouchers therefor in accordance with the Company’s policies in force from time to time. In addition, the Company will (1) pay Executive any earned, but unpaid, Base Salary to which he is entitled through the date of termination, (2) if Executive elects to continue his health coverage either pursuant to COBRA or through an individual policy with any insurance carrier (not including health coverage obtained in connection with any new employment) following the termination of his employment (it being understood that, if Executive elects health coverage under COBRA such coverage may only continue for the maximum period permitted under COBRA or any applicable state law and thereafter health coverage must be received through an individual policy with an insurance carrier), pay Executive’s monthly premium for such coverage directly to the applicable insurance carrier (including any premium for coverage of Executive’s spouse) until the earliest of the date Executive attains age 65, or the date when Executive commences receiving substantially equivalent health insurance coverage in connection with new employment, and (3) continue to provide secretarial support to Executive for the six-month period beginning on the date of termination. Executive will receive the annual incentive award, if any, to which he is entitled under the Incentive Plan (disregarding any requirement that he be employed through the end of the determination period or on the date the payment is made), pro rated through the date of termination, on the later of the date such payment is made pursuant to the Incentive Plan or the Company’s first payroll date that occurs at least 6 months after Executive’s termination date. After payment of the termination benefits described in this Section 6(b), the Company’s obligations under this Agreement shall cease.

(c) Acceleration Upon a Change of Control

Upon the occurrence of a Change of Control, all shares subject to any unvested stock options and all shares of restricted stock, restricted stock units or other awards made under the Plan shall immediately vest and become exercisable.

7. PARACHUTE PAYMENTS.

(a) Best After-Tax Result

If Executive becomes entitled to any payment or benefit from the Company or otherwise pursuant to a Change of Control (the “Payments”) that would (a) constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), and (b) but for this Section, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the aggregate value of such Payments shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (x) the Payments reduced to the extent necessary to ensure that no portion of the Payments will be subject to the Excise Tax, or (y) the full amount of the Payments; whichever amount, after taking into account all applicable taxes, including, federal, state and local employment taxes, income taxes and the Excise Tax (all computed at the highest applicable marginal rate, after taking into account the deductibility of state income taxes against federal income taxes to the extent allowable), results in Executive’s receipt, on an after-tax basis, of the greater amount.

(b) Order of Reduction of Parachute Payments

If a reduction in payments or benefits constituting “parachute payments” is necessary so that the aggregate value of the Payments equals the Reduced Amount, reduction shall occur in the following order: (a) reduction of cash payments; (b) cancellation of accelerated vesting under Section 6; and (c) reduction of other employee benefits provided herein. In the event that accelerated vesting under Section 6 is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of the date of grant of the equity awards (i.e., the earliest granted equity awards shall be cancelled last) unless Executive elects in writing a different order for cancellation.

(c) Calculations

Unless Executive and the Company agree otherwise in writing, the determination of the calculations required under this Section 7 will be made in writing by the independent auditors who are primarily used by the Company immediately prior to the Change of Control (the “Accountants”). For purposes of making the calculations required by this Section 7, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. Executive and the Company agree to furnish such information and documents as the Accountants may reasonably request in order to make a determination under this Section 7. The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 7.

8. RELEASE.

It shall be a condition to the payment by the Company of the severance benefits payable to Executive under Section 5(c), 5(e), 5(f) or 6 that Executive signs a general release of all claims in the form set forth in Exhibit A hereto without alteration and allows the release to become effective. No severance benefits will be paid unless and until the release becomes effective.

9. SOLICITATION OF EMPLOYEES, CONSULTANTS AND OTHER PARTIES.

Executive agrees that during the term of this Agreement, and for a period of two (2) years thereafter, Executive shall not either directly or indirectly solicit, induce, recruit or encourage any of the Company’s employees or consultants to terminate their relationship with the Company, or take away such employees or consultants, or attempt to solicit, induce, recruit, encourage or take away employees or consultants of the Company, either for Executive or for any other person or entity. Further, for a period of two (2) years following termination of this Agreement, Executive shall not solicit any licensor to or customer of the Company or licensee of the Company’s products, in each case, that are known to Executive, with respect to any business, products or services that are competitive to the products or services offered by the Company or under development as of the date of such termination.

10. POST EMPLOYMENT ACTIVITIES.

If the Company retains Executive as a consultant pursuant to Section 6(b) above, then so long as the Company retains Executive as a consultant, Executive will not, absent the Company’s prior written approval, directly or indirectly engage in activities nor render services to any firm or business organization which directly competes with the Company in any line of business engaged in (or planned to be engaged in) by the Company, whether now existing or hereafter established, nor shall Executive engage in such activities nor render such services to any other person or entity engaged or about to become engaged in such activities to, for or on behalf of any such firm or business organization.

11. CONFIDENTIAL INFORMATION

Executive agrees that at all times during the term of this Agreement and thereafter, to hold in strictest confidence, and not to use, except for the benefit of the Company, or to disclose to any person, firm, corporation or other entity without written authorization of the Board, any Confidential Information of the Company and agrees to abide by the terms of his Confidential Information and Invention Assignment Agreement with the Company. Executive understands that “Confidential Information” means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, suppliers, customer lists and customers, prices and costs, markets, software, developments, inventions, laboratory notebooks, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, licenses, finances, budgets or other business information disclosed to Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment or created by Executive during the term of this Agreement. Executive understands that “Confidential Information” includes, but is not limited to, information pertaining to any aspects of the Company’s business which is either information not known by actual or potential competitors of the Company or is proprietary information of the Company or its customers or suppliers, whether of a technical nature or otherwise. Executive further understands that Confidential Information does not include any of the foregoing items which has become publicly and widely known and made generally available through no wrongful act of Executive or of others who were under confidentiality obligations as to the item or items involved.

12. ASSIGNMENT

Executive’s rights and obligations under this Agreement may not be assigned, and any attempted assignment shall be null and void. The Company may assign this Agreement, but only to a successor or affiliated organization.

13. NOTICES

All notices referred to in this Agreement shall be in writing and delivered to the Company at its principal address, 3603 Haven Avenue, Menlo Park, CA 94025-1010, or to Executive at his home address.

14. ENTIRE AGREEMENT

The terms of this Agreement are intended by the parties to be the final expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms, and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative or other legal proceeding involving this Agreement.

15. AMENDMENTS AND WAIVERS

This Agreement may not be modified, amended or terminated except in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. No failure to exercise and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof.

16. SEVERABILITY AND ENFORCEMENT

If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, unenforceable or void, the remainder of this Agreement shall remain in full force and effect.

17. GOVERNING LAW

This Agreement shall be interpreted and construed in compliance with the laws of the state of California, unless a superseding Federal law is applicable.

18. ARBITRATION

The Company and Executive agree that any and all disputes arising out of the terms of this Agreement, the Executive’s employment or Executive’s compensation and benefits, or their interpretation, will be subject to binding arbitration in San Francisco, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes. The Company and Executive agree that the prevailing party in any arbitration will be entitled to enforce the arbitration award in a court of competent jurisdiction. The Company and Executive hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury.

[signature page follows]

This Executive Employment Agreement was executed as of January 1, 2006.

COMPANY:

LANDEC CORPORATION

By: /s/ Richard S. Schneider
Richard S. Schneider
Director and Chairman of the Compensation
Committee

By: /s/ Kenneth E. Jones
Kenneth E. Jones
Lead Independent Director

EXECUTIVE:

GARY T. STEELE

/s/ Gary T. Steele

Date: December 15, 2005

Exhibit A

Form of Release

I hereby confirm that at all times in the future I shall remain subject to the Company’s confidential information and invention assignment agreement signed by me.

I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.” I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.

Except as otherwise set forth in this Release, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries and all of their officers, directors, agents, servants, employees, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees and costs, damages, indemnities and obligations of every kind and nature, in law, equity or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed (other than any claim for indemnification I may have as a result of any third party action against me based on my employment with the Company), arising out of or in any way related to agreements, events, acts or conduct at any time up to and including the date I execute this Release, including, but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment, including but not limited to, claims of intentional and negligent infliction of emotional distress, any and all tort claims for personal injury, claims or demands related to stock, stock options or any other ownership interests in the Company, fringe benefits, or severance pay; claims pursuant to any federal, state or local law or cause of action including, but not limited to, the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act of 1967, as amended (“ADEA”); the Employee Retirement Income Security Act of 1974, as amended; the Americans with Disabilities Act of 1990; the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing; provided, however, that nothing in this paragraph shall be construed in any way to release the Company from (a) its post employment obligations under the Executive Employment Agreement or (b) its obligation to indemnify me pursuant to the Company’s indemnification obligation pursuant to agreement or applicable law.

I acknowledge that I am knowingly and voluntarily waiving and release any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing that: (A) my waiver and release do not apply to any rights or claims that may arise on or after the date I execute this Release; (B) I have the right to consult with an attorney prior to executing this Release; (C) I have twenty-one (21) days to consider this Release (although I may choose to voluntarily execute this Release earlier); (D) I have seven (7) days following my execution of this Release to revoke the Release; and (E) this Release shall not be effective until the date upon which the revocation period has expired, which shall be the eighth (8th) day after I execute this Release.

That if any provision of this Release is found to be unenforceable, it shall not affect the enforceability of the remaining provisions and the court/arbitrator shall enforce all remaining provisions to the extent permitted by law.

Gary T. Steele

Date: